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                                                                     Exhibit 4.5

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                  Intercreditor And Collateral Agency Agreement
                    (FCC License Subsidiary Pledge Agreement)

                          Dated as of January 28, 2003


                                  By and Among


                   The Noteholders Named in Schedule I Hereto,


                   The Bank of New York, as Original Trustee,


                      The Bank of New York, as New Trustee,


                           General Motors Corporation,


                               OnStar Corporation


                                       and


                    The Bank of New York, as Collateral Agent


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                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
         SECTION 1       DEFINITIONS.............................................................2
         SECTION 2       PRIORITY OF LIENS.......................................................7
              Section 2.1.  Pari Passu Liens of the Secured Parties..............................7
              Section 2.2.  Nonavoidability of Liens.............................................7
              Section 2.3.  No Release of Existing Liens on FCC License Subsidiary
                            Security Agreement Collateral........................................7
         SECTION 3       RELATIONSHIPS AMONG SECURED PARTIES.....................................7
              Section 3.1.  Restrictions on Actions..............................................7
              Section 3.2.  Representations and Warranties.......................................8
              Section 3.3.  Cooperation; Accountings.............................................9
              Section 3.4.  Termination of any Secured Agreement.................................9
              Section 3.5.  Additional Creditors.................................................9
         SECTION 4       APPOINTMENT AND AUTHORIZATION OF COLLATERAL AGENT......................10
         SECTION 5       AGENCY PROVISIONS......................................................10
              Section 5.1.  Delegation of Duties................................................10
              Section 5.2.  Exculpatory Provisions..............................................10
              Section 5.3.  Reliance by Collateral Agent........................................11
              Section 5.4.  Knowledge or Notice of Default, Event of Default....................12
              Section 5.5.  Non-Reliance on Collateral Agent and Other Secured Parties..........12
              Section 5.6.  Indemnification.....................................................12
              Section 5.7.  Collateral Agent in Its Individual Capacity.........................13
              Section 5.8.  Successor Collateral Agent..........................................13
         SECTION 6       ACTIONS BY THE COLLATERAL AGENT........................................14
              Section 6.1.  Duties and Obligations..............................................14
              Section 6.2.  Notification of Default.............................................14
              Section 6.3.  Exercise of Remedies................................................14
              Section 6.4.  Instructions from Secured Parties...................................15
              Section 6.5.  Emergency Actions...................................................15
              Section 6.6.  Changes to Collateral Document......................................15
              Section 6.7.  Release of Collateral...............................................15
              Section 6.8.  Other Actions.......................................................16
              Section 6.9.  Cooperation.........................................................16
              Section 6.10. Distribution of Proceeds of Collateral .............................16
              Section 6.11. Authorized Investments..............................................17
              Section 6.12. Sharing of Proceeds.................................................17
         SECTION 7       BANKRUPTCY PROCEEDINGS.................................................17
         SECTION 8       MISCELLANEOUS..........................................................18
              Section 8.1.  Entire Agreement....................................................18
              Section 8.2.  Notices.............................................................18
              Section 8.3.  Successors and Assigns..............................................18
              Section 8.4.  Consents, Amendment, Waivers........................................18
              Section 8.5.  Governing Law.......................................................18

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
              Section 8.6.  Counterparts........................................................18
              Section 8.7.  Sale of Interest....................................................18
              Section 8.8.  Severability........................................................18
              Section 8.9.  Expenses............................................................18
              Section 8.10. Term of Agreement...................................................18
              Section 8.11. Obligations Several.................................................18
              Section 8.12. Trustee Status......................................................19
              Section 8.13. Trust Indenture Act.................................................19

Schedule I        List of Convertible Notes Noteholders

Schedule II       Notice Addresses

Exhibit A         Form of Joinder by Additional Creditors

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                  INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT
                    (FCC LICENSE SUBSIDIARY PLEDGE AGREEMENT)

          This Intercreditor and Collateral Agency Agreement dated as of January 28, 2003 (this "Agreement") is among (1) the Noteholders named in Schedule I hereto (collectively, the "Convertible Notes Noteholders"), (2) The Bank of New York, as Trustee under the Original Indenture (as defined below) (the "Original Trustee"), (3) The Bank of New York, as Trustee under the New Indenture (as defined below) (the "New Trustee"), (4) General Motors Corporation ("General Motors"), (5) OnStar Corporation ("OnStar"), (6) the Additional Creditors (as defined below) that may from time to time after the date hereof become party hereto as set forth below (the Convertible Notes Noteholders, the Original Trustee, the New Trustee, General Motors, OnStar and the Additional Creditors are collectively referred to as the "Secured Parties") and (7) The Bank of New York, as collateral agent for the Secured Parties pursuant to this Agreement (the "Collateral Agent") and acknowledged and agreed to by XM Satellite Radio Inc., a Delaware corporation (the "Company"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in
Section 1 below.

                                R E C I T A L S:

          A. The Company and the Original Trustee have entered into that certain Indenture dated as of March 15, 2000 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Original Indenture"), pursuant to which the Company issued 14% Senior Secured Notes due 2010 in an aggregate principal amount of $325,000,000 (the "Original Notes").

          B. The Company and the New Trustee have entered into that certain Indenture dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "New Indenture"), pursuant to which the Company may issue up to $474,200,000 aggregate principal amount at maturity of its 14% Senior Secured Discount Notes due 2009 (the "New Notes").

          C. The Company, XM Satellite Radio Holdings Inc., a Delaware corporation ("Holdings") and the Convertible Notes Noteholders have entered into that certain Note Purchase Agreement, dated as of December 21, 2002 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Convertible Note Agreement"), pursuant to which the Company and Holdings are issuing 10% Senior Secured Discount Convertible Notes due 2009 in an aggregate principal amount at maturity of up to $415,800,000 (the "Convertible Notes").

          D. The Company and Holdings have entered into (a) that certain Credit Agreement with General Motors, dated as of the date hereof (as it may be amended, restated, supplemented, or otherwise modified from time to time, the "GM Loan Agreement"), pursuant to which the Company and Holdings may receive certain advances in an aggregate principal amount not to exceed $100,000,000, and (b) that certain Note Purchase Agreement with OnStar, dated as of December 21, 2002 (as it may be amended, restated, supplemented, or otherwise modified from time to time, the "GM Note Agreement"), pursuant to which the Company and Holdings are issuing Series GM Senior Secured Convertible Notes in the aggregate principal amount of $89,042,387 (the "GM Convertible Notes").

          E. From time to time after the date hereof, the Company may, subject to the terms and conditions of the Secured Agreements (as defined below), incur additional indebtedness that is pari passu in right of payment to the other Secured Agreements (collectively, the "Additional Debt") under agreements evidencing such Additional Debt (the "Additional Facilities"), which the Company desires to secure on a senior pari passu basis by the Collateral. Such Additional Debt shall be permitted to be secured by the Collateral if (x) the Secured Agreements do not prohibit such Additional Debt from being secured by the Collateral and (y) the obligees of such Additional Debt (the "Additional Creditors") execute and deliver a joinder agreement hereto and become a party to this Agreement pursuant to the requirements of Section 3.5 hereof.

          F. The Company is entering into the Collateral Document (as defined below) to secure its obligations from time to time under the agreements described in Paragraphs A through E above on a senior pari passu basis.

          G. The Secured Parties desire to appoint The Bank of New York, as Collateral Agent to act on behalf of the Secured Parties regarding, the Collateral Document and the Collateral, as more fully provided herein.

          H. The Secured Parties and the Collateral Agent desire to enter into this Agreement to provide, among other things, for (a) the appointment, duties and responsibilities of the Collateral Agent, (b) the respective priorities, rights and interests of the parties in and to the Collateral, and (c) the orderly administration of the Collateral.

          Now, Therefore, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1 Definitions.

          The following terms shall have the meanings assigned to them below in this Section 1 or in the provisions of this Agreement referred to below:

          "Accreted Value" shall have the meaning assigned thereto in the New Indenture or the Convertible Note Agreement, as applicable.

          "Acting Secured Parties" shall mean, as of any date of determination, the Secured Parties holding (or, in the case of the Original Trustee and the New Trustee, acting as trustee for the Original Notes or the New Notes, as applicable) more than 20% of the sum of (a) the unpaid principal amount of the Original Notes, (b) the unpaid Accreted Value of the New Notes, (c) the unpaid Accreted Value of the Convertible Notes, (d) the unpaid principal amount owing under the GM Convertible Notes, (e) the unpaid principal amount owing under the GM Loan Agreement, and (f) the unpaid principal amount owing under the Additional Debt (if any), or, if such debt is issued at a discount, the unpaid accreted value of such Additional Debt. Any action taken by the Original Trustee or the New Trustee shall constitute an action on behalf of all of the Original Holders or New Holders, as applicable, without regard to the percentage of the Original Holders or New Holders directing or authorizing the Original Trustee or the New Trustee to take such action.

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          "Additional Creditors" shall have the meaning assigned thereto in the
Recitals hereof.

          "Additional Debt" shall have the meaning assigned thereto in the Recitals hereof.

          "Additional Facilities" shall have the meaning assigned thereto in the Recitals hereof.

          "Additional Facility Documents" shall mean all outstanding Additional Facilities, the Additional Facility Notes, and all other documents, certificates and instruments relating to, arising out of, or in any way connected therewith.

          "Additional Facility Notes" shall mean the obligations of the Company which are evidenced by the promissory notes issued under the Additional Facilities.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

          "Bankruptcy Proceeding" shall mean, with respect to any Person, a general assignment of such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (including the United States Bankruptcy Code 11 U.S.C. Sections 1 et seq.), or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.

          "Capital Stock" means:

          (1)  in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalent Investments" shall mean,

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          (1)  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

          (2) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million;

          (3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

          (4) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

          (5) money market funds at least 95% of the assets of which constitute Cash Equivalent Investments of the kinds described in clauses (1) through (4) of this definition.

          "Collateral" shall mean the Collateral as defined in the Collateral Document.

          "Collateral Agent" shall have the meaning assigned thereto in the preamble hereof.

          "Collateral Document" shall mean the Amended and Restated Security Agreement, dated of the date hereof, from the Company to the Collateral Agent relating to the pledge of the Company's shares of FCC License Subsidiary, as the same shall be amended from time to time in accordance with the terms and provisions hereof and thereof.

          "Company" shall have the meaning assigned thereto in the preamble hereof.

          "Convertible Note Agreement" shall have the meaning assigned thereto in the Recitals hereof.

          "Convertible Notes" shall have the meaning assigned thereto in the Recitals hereof.

          "Convertible Notes Noteholders" shall have the meaning assigned thereto in the preamble hereof.

          "Default" shall mean an Event of Default or an event or condition which with notice or lapse of time or both would constitute an Event of Default.

          "Event of Default" shall mean any "Event of Default" as defined in any Secured Agreement.

          "FCC License Subsidiary" mean XM Radio Inc., a Delaware corporation.

          "General Motors" shall have the meaning assigned thereto in the preamble hereof.

          "GM Convertible Notes" shall have the meaning set forth in the Recitals hereof.

          "GM Loan Agreement" shall have the meaning set forth in the Recitals hereof.

          "GM Note Agreement" shall have the meaning set forth in the Recitals hereof.

          "Grantor" shall mean the Company.

          "Holdings" means XM Satellite Radio Holdings Inc.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          "New Holder" shall mean each Person in whose name a New Note is registered.

          "New Indenture" shall have the meaning assigned thereto in the Recitals hereof.

          "New Notes" shall have the meaning assigned thereto in the Recitals hereof.

          "OnStar" shall have the meaning assigned thereto in the preamble hereof.

          "Original Holder" shall mean each Person in whose name an Original
Note is registered.

          "Original Indenture" shall have the meaning assigned thereto in the Recitals hereof.

          "Original Notes" shall have the meaning assigned thereto in the Recitals hereof.

          "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

          "Pro Rata Share" shall mean, in respect of any Secured Party as of any date of determination, the proportion which the amount of the Secured Obligations then owing to such Secured Party bears to the aggregate amount of Secured Obligations then owing to all Secured Parties, it being understood that in the case of the New Notes, the Convertible Notes and any Additional Facility Notes that are issued at a discount, the Secured Obligations as of any date of determination shall include the unpaid accreted value of such notes as of such date.

          "Required Secured Parties" shall mean, as of any date of determination, the Secured Parties holding (or, in the case of the Original Trustee and the New Trustee, acting as trustee for the Original Notes or the New Notes, as applicable) more than 50% of the sum of (a) the unpaid principal amount of the Original Notes, (b) the unpaid Accreted Value of the New Notes, (c) the unpaid Accreted Value of the Convertible Notes, (d) the unpaid principal amount owing under the GM Convertible Notes, (e) the unpaid principal amount owing under the GM Loan Agreement, and (f) the unpaid principal amount owing under the Additional Debt (if any), or, if such debt is issued at a discount, the unpaid accreted value of such Additional Debt. Any action taken by the Original Trustee or the New Trustee shall constitute an action on behalf of all of the Original Holders or New Holders, as applicable, without regard to the percentage of the Original Holders or New Holders directing or authorizing the Original Trustee or the New Trustee to take such action.

          "Secured Agreements" shall mean the Collateral Document, the Original Indenture, the Original Notes, the New Indenture, the New Notes, the Convertible Note Agreement, the Convertible Notes, the GM Note Agreement, the GM Convertible Notes, the GM Loan Agreement, the Additional Facility Documents and all other documents, certificates and instruments relating to, arising out of, or in any way connected therewith.

          "Secured Obligations" shall mean all indebtedness, liabilities and other obligations, now or hereafter existing or arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, of the Grantor to any one or more of the Collateral Agent and the Secured Parties under the Secured Agreements, including without limitation all principal in respect of the Original Notes, the New Notes (including all principal at maturity), the Convertible Notes (including all principal at maturity), the GM Convertible Notes, the GM Loan Agreement and any Additional Facility (including, in the case of any such indebtedness issued at a discount, all principal at maturity), all interest accrued thereon, and all costs and expenses due under the Secured Agreements. For the purpose of determining the "Secured Obligations" and for all other purposes of this Agreement, all indebtedness, liabilities and other obligations of the Grantor owing to (i) the Original Holders shall be deemed to constitute indebtedness, liabilities and other obligations of the Grantor held by and owing to the Original Trustee and
(ii) the New Holders shall be deemed to constitute indebtedness, liabilities and other obligations of the Grantor held by and owing to the New Trustee.

          "Secured Parties" shall have the meaning assigned thereto in the preamble hereof.

          "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

          "TIA" means the Trust Indenture Act of 1939, as in effect on the date the Original Indenture was qualified thereunder and (ii) with respect to the New Indenture, the Trust Indenture Act of 1939, as in effect on the date the New Indenture is qualified thereunder.

SECTION 2 Priority Of Liens.

     Section 2.1. Pari Passu Liens of the Secured Parties. All Liens now or hereafter existing in favor of the Collateral Agent or any Secured Party on any Collateral of the Grantor to secure the Secured Obligations of the Grantor shall be pari passu at all times, regardless of the time or order of attachment or perfection, any provisions to the contrary in the Collateral Document notwithstanding or any other circumstances whatsoever.

     Section 2.2. Nonavoidability of Liens. The pari passu treatment of all Liens specified in Section 2.1 is expressly conditioned upon the nonavoidability and perfection of the Lien to which another Lien is made pari passu and, if the Lien to which another Lien is made pari passu is not perfected or is avoided, for any reason, then the pari passu treatment provided for in Section 2.1 shall not be effective as to the particular Collateral which is the subject of the unperfected or avoided lien.

     Section 2.3. No Release of Existing Liens on FCC License Subsidiary Security Agreement Collateral. The parties hereto (a) confirm the continuing validity, effectiveness, enforceability, perfection and priority of the liens created under that certain Security Agreement, dated as of March 15, 2000 (the "Original FCC License Subsidiary Security Agreement"), from the Company to The Bank of New York, as Collateral Agent, providing for, among other things, the pledge of stock of the FCC License Subsidiary and (b) acknowledge and agree that the amendment and restatement of the Original FCC License Subsidiary Security Agreement in connection with the execution and delivery of this Agreement shall in no event constitute a release of any of the collateral thereunder.

SECTION 3 Relationships Among Secured Parties.

     Section 3.1. Restrictions on Actions. Each Secured Party agrees that, so long as any Secured Obligations are outstanding or any Secured Party has any commitment to extend credit in respect thereof pursuant to the terms of any Secured Agreement, the provisions of this Agreement shall provide the exclusive method by which any Secured Party may exercise rights and remedies with respect to the Collateral under the Collateral Document and under applicable law relating to the rights and remedies of secured creditors. Therefore, each Secured Party shall, for the mutual benefit of all Secured Parties, except as permitted under this Agreement, refrain from exercising any rights or remedies with respect to the Collateral under the Collateral Document, or under applicable law relating to the rights and remedies of secured creditors, which have or may have arisen or which may arise as a result of a Default or Event of Default or otherwise, except for delivering notices hereunder, provided, however, that nothing contained in this Section 3.1 shall prevent any Secured Party from exercising or enforcing any other right or remedy available to any Secured Party under any Secured Agreement including, without limitation, accelerating the maturity of the Secured Obligations under such Secured Agreement, terminating any commitments to lend additional money to the Company under such Secured Agreement in accordance with the terms thereof, exercising its rights under any guarantees granted thereunder, imposing a default rate of interest as provided in such Secured Agreement, commencement of any legal proceedings, whether at law or in equity, to enforce any of the Secured Agreements, raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, except that the Collateral Agent may, but shall not be obligated to, direct and control any defense directly relating to the Collateral or the Collateral Document, which shall be governed by the provisions of this Agreement.

     Section 3.2. Representations and Warranties. (a) Each of the Secured Parties represents and warrants to the other parties hereto that:

                    (1) It (i) is either (x) a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation or (y) a national banking association duly incorporated and existing under the laws of the United States of America or a state-licensed branch of a foreign bank, and (ii) has all requisite power (corporate or otherwise) to own its property and conduct its business as now conducted and as presently contemplated.

                    (2) The execution, delivery and performance by such Secured Party of this Agreement has been authorized by all necessary proceedings (corporate or otherwise) and does not and will not contravene any provision of law, its charter or by-laws or any amendment thereof, or of any indenture, agreement, instrument or undertaking binding upon such Secured Party.

                    (3) The execution, delivery and performance by such Secured Party of this Agreement will result in a valid and legally binding obligation of such Secured Party enforceable in accordance with its terms.

               (b) The Collateral Agent hereby represents and warrants as of the date hereof that:

                    (1) The Collateral Agent is a banking corporation validly existing and in good standing under the laws of the State of New York.

                    (2) The Collateral Agent has full power, authority and legal right under the applicable laws pertaining to its banking powers to execute, deliver, and perform this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

                    (3) Execution, delivery and performance by the Collateral Agent of this Agreement will not contravene any law, rule or regulation of the United States or any United States governmental authority or agency regulating the Collateral Agent's banking activities or any judgment or order applicable to or binding on the Collateral Agent and will not contravene or result in any breach of, or constitute a default under, the Collateral Agent's constitutive documents or the provision of any indenture, mortgage, contract or other agreement to which it is a party or by which it or any of its properties is bound.

                    (4) Execution, delivery and performance by the Collateral Agent of this Agreement will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any

     United States governmental authority or agency regulating the banking activities of the Collateral Agent.

                    (5) This Agreement has been duly executed and delivered by the Collateral Agent and constitutes the legal, valid, and binding agreement of the Collateral Agent, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

     Section 3.3. Cooperation; Accountings. Each of the parties hereto will, upon the reasonable request of another party, from time to time execute and deliver or cause to be executed and delivered such further instruments, and do and cause to be done such further acts as may be necessary or proper to carry out more effectively the provisions of this Agreement. The Secured Parties agree to provide to each other and the Collateral Agent, upon reasonable requests a statement of (i) all payments received in respect of Secured Obligations and
(ii) all Secured Obligations owing under the Secured Agreements. In addition, the Collateral Agent shall be entitled to rely conclusively on the information contained in any note register maintained by the Company or Holdings pursuant to the requirements of any Secured Agreement.

     Section 3.4. Termination of any Secured Agreement. (a) Upon (i) the final payment in full of all Secured Obligations owing to any Secured Party, or, in the case of the Secured Obligations owing to the Original Trustee or the New Trustee, satisfaction of the condition set forth in Section 3.4(b) and (ii) the termination of any further commitments, if any, of such Secured Party to lend under any Secured Agreement, such Secured Party shall promptly notify the Collateral Agent thereof and such Secured Party shall immediately cease to be a party to this Agreement; provided, however, if all or any part of any payments to such Secured Party (or any Original Holders or New Holders on behalf of whom such Secured Party is acting) are invalidated or set aside or required to be paid or repaid to any Person in any Bankruptcy Proceeding or otherwise (including, without limitation, any payment required to be made by such Secured Party to one or more of the other Secured Parties pursuant to Section 6.12), then this Agreement shall be renewed as of such date and shall thereafter continue in full force and effect to the extent of the Secured Obligations so invalidated, set aside, paid or repaid. Notwithstanding the termination of any Secured Party as a party to this Agreement pursuant to this Section 3.4, this Agreement shall continue to be in full force and effect with respect to all remaining Secured Parties that have not ceased to be parties to this Agreement.

               (b) For the purpose of Section 3.4(a)(i) above, (i) the final payment in full of all Secured Obligations owing to the Original Trustee shall be deemed to have occurred upon the defeasance of the Original Notes and the Original Indenture as provided in Section 8.02 of the Original Indenture or upon the satisfaction of the conditions set forth in Article Twelve of the Original Indenture, and (ii) the final payment in full of all Secured Obligations owing to the New Trustee shall be deemed to have occurred upon the defeasance of the New Notes and the New Indenture as provided in Section 8.02 of the New Indenture or upon the satisfaction of the conditions set forth in Article Twelve of the New Indenture.

     Section 3.5. Additional Creditors. Additional Creditors may, upon compliance with the relevant provisions of the Secured Agreements, become "Secured Parties" hereunder by

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

executing and delivering to the Collateral Agent and to each of the then existing Secured Parties (a) a joinder agreement in the form attached hereto as Exhibit A and (b) a copy of the Additional Facility or Additional Facilities to which such Person is a party. Upon the execution and delivery of any such copy of this Agreement by any such Person, such Person, shall, upon delivery thereof to the then existing Secured Parties, thereafter become a Secured Party for all purposes of this Agreement.

SECTION 4 Appointment And Authorization Of Collateral Agent.

               (a) Each Secured Party hereby irrevocably designates and appoints The Bank of New York as the Collateral Agent of such Secured Party under this Agreement and the Collateral Document, and each Secured Party hereby irrevocably authorizes The Bank of New York as the Collateral Agent for such Secured Party to execute and enter into the Collateral Document and all other instruments relating to the Collateral Document and (i) to take action on its behalf and exercise such powers and use such discretion as are expressly permitted hereunder and under the Collateral Document and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are, in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof together with such other powers and discretion as are reasonably incidental hereto and thereto.

               (b) Notwithstanding any provision to the contrary elsewhere in this Agreement or the Collateral Document, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Collateral Document or otherwise exist against the Collateral Agent.

SECTION 5 Agency Provisions.

     Section 5.1. Delegation of Duties. The Collateral Agent may exercise its powers and execute any of its duties under this Agreement and the Collateral Document by or through employees, agents or attorneys-in-fact and shall be entitled to take and to rely on advice of counsel of its selection concerning all matters pertaining to such powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. The Collateral Agent may utilize the services of such Persons as the Collateral Agent in its sole discretion may determine, and all reasonable fees and expenses of such Persons shall be borne by the Company.

     Section 5.2. Exculpatory Provisions. Neither the Collateral Agent nor any of the Collateral Agent's officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action taken or omitted to be taken by it or such Person under or in connection with this Agreement or the Collateral Document or any Collateral (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Grantor, any officer thereof or any other Person contained in, or made or deemed made in connection with, any Secured Agreement or the Collateral Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement, any Secured Agreement, or the Collateral Document, or for the

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due execution, legality, value, validity, effectiveness, genuineness, enforceability or sufficiency of any Secured Agreement or the Collateral Document or any other document or instrument furnished pursuant thereto or of any of the Collateral or for any failure of the Grantor to perform its obligations under such documents. With respect to any information or actions the Collateral Agent is permitted to request under the Collateral Document at the written request of the Acting Secured Parties, the Collateral Agent shall request such information or actions concerning the Collateral as the Acting Secured Parties shall direct in writing and shall provide to the Secured Parties the information concerning the Collateral that is provided to the Collateral Agent by the Company in response to such request. The Collateral Agent shall be under no obligation to the Secured Parties to ascertain or to inquire as to the observance or performance of any of the agreements contained in, statements made in, or conditions of any Secured Agreement or the Collateral Document, or unless requested to do so by Acting Secured Parties in writing, to inspect the property (including the books and records) of the Grantor. Notwithstanding anything in this Agreement to the contrary, the Collateral Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 5.3. Reliance by Collateral Agent. The Collateral Agent shall be entitled to conclusively rely, and shall be fully protected and shall incur no liability in acting and relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice of its legal counsel (which shall not also be counsel to the Company), written advice of legal counsel to the Company that is required pursuant to the New Indenture, or upon advice of independent accountants and other experts selected by the Collateral Agent. Without limiting the generality of the foregoing, the Collateral Agent may treat the payee of any Convertible Note, any GM Convertible Note or any Additional Facility Note as the registered holder thereof until it receives notice or otherwise has actual knowledge that such payee is no longer the registered holder of such Convertible Note, GM Convertible Note or Additional Facility Note. Notwithstanding anything to the contrary contained herein or in the Collateral Document, the Collateral Agent shall be fully justified in failing or refusing to take action under this Agreement or the Collateral Document (including, without limitation, the exercise of any rights or remedies under, or the entering into of any agreement amending, modifying, supplementing, waiving any provision of, or the giving of consent pursuant to, the Collateral Document) unless it shall first receive instructions as contemplated by Section 6 from the Required Secured Parties or the Acting Secured Parties, as applicable, and it shall first be indemnified to its reasonable satisfaction by the relevant Secured Parties against any and all liability and expense which may be incurred by it by reason of taking, continuing to take or refraining from taking any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Collateral Document in accordance with the provisions of Section 6.5 and in accordance with written instructions pursuant to Section 6.4 of the Required Secured Parties or the Acting Secured Parties, as applicable, and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all the relevant Secured Parties.

     Section 5.4. Knowledge or Notice of Default, Event of Default. The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default or Event of Default unless and until the Collateral Agent has received written notice from a Secured Party or the Company referring to applicable Secured Agreement, describing such Default or Event of Default and stating that it is a "notice of default" or a "notice of event of default", setting forth in reasonable detail the facts and circumstances thereof and stating that the Collateral Agent may rely on such notice without further inquiry; provided that if the Collateral Agent hereunder is party to any Secured Agreement, the Collateral Agent shall be deemed to have actual knowledge and notice of the occurrence of any Default or Event of Default under such Secured Agreement if such Collateral Agent, in its capacity as a Secured Party, has actual knowledge of such Default or Event of Default or has declared an Event of Default under such Secured Agreement. The Collateral Agent shall have no obligation or duty prior to or after receiving any such notice to inquire whether a Default or Event of Default has in fact occurred and shall be entitled to conclusively rely, and shall be fully protected in so relying, on any such notice furnished to it.

     Section 5.5. Non-Reliance on Collateral Agent and Other Secured Parties. Each Secured Party expressly acknowledges that, except as expressly set forth in this Agreement, neither the Collateral Agent nor any of the Collateral Agent's officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereafter taken, including any review of the affairs of the Grantor, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party. Each Secured Party represents that it has, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and credit-worthiness of the Grantor and made its own decision to enter into this Agreement and any Secured Agreement to which it is party. Each Secured Party also represents that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under any Secured Agreement, the Collateral Document and this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and credit-worthiness of the Grantors. Except for notices, reports and other documents expressly required to be furnished to the Secured Parties by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide the Secured Parties with any credit or other information concerning the business, operations, property, financial and other condition or credit-worthiness of the Grantor which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     Section 5.6. Indemnification. The Secured Parties agree to indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by the Company, but without limiting any obligation of the Company to do so) ratably in accordance with the Secured Parties' Pro Rata Shares, against, and hold the Collateral Agent harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, which may be imposed on, incurred by, or asserted against the Collateral Agent, in any way relating to or arising out of this Agreement or the Collateral

Document or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent in connection with any of the foregoing; provided that no Secured Party shall be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from the Collateral Agent's gross negligence or willful misconduct or any action taken or omitted to be taken that is not substantially in accordance with reasonable instructions issued by the Required Secured Parties or the Acting Secured Parties in accordance with Section 6.4(a). The agreements in this
Section 5.6 shall survive the payment of the Secured Obligations.

     Section 5.7. Collateral Agent in Its Individual Capacity. The Bank of New York and its Affiliates may make loans to and generally engage in any kind of business with the Company or any other Grantor as though such Person was not the Collateral Agent hereunder and without any duty to account therefor to the Secured Parties. With respect to any debt issued to it and advances made by it under a Secured Agreement, if any, The Bank of New York shall have the same rights and powers under this Agreement as any Secured Party and may exercise the same as though it were not the Collateral Agent, and the terms "Secured Party" and "Secured Parties" shall include The Bank of New York in its individual capacity. Any Person which succeeds The Bank of New York as Collateral Agent shall have the same rights as The Bank of New York under this Section 5.7 with respect to debt issued to it and advances made by it under any Secured Agreement.

     Section 5.8.   Successor Collateral Agent.

               (a) The Collateral Agent may resign at any time upon thirty days' notice to the Secured Parties and the Company and may be removed at any time, with or without cause, by the Required Secured Parties by written notice delivered to the Company, the Collateral Agent and the Secured Parties. After any resignation or removal hereunder of the Collateral Agent, the provisions of this Section 5 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in connection with its role as Collateral Agent hereunder while it was the Collateral Agent under this Agreement and it shall be entitled to be paid promptly when due any amounts owing to it pursuant to
Section 5.6.

               (b) Upon receiving notice of any such resignation or removal, a successor Collateral Agent shall be appointed by the Required Secured Parties; provided, however, that such successor Collateral Agent shall be (i) a bank or trust company having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by a federal or state banking authority; and (ii) authorized under the laws of the jurisdiction of its incorporation or organization to assume the functions of the Collateral Agent. If the appointment of such successor shall not have become effective (as hereafter provided) (x) within such thirty day period after the Collateral Agent's notice of resignation or (y) upon removal of the Collateral Agent, then the Collateral Agent or any Secured Party may, at the expense of the Secured Parties according to their Pro Rata Shares, petition a court of competent jurisdiction for the appointment of a successor Collateral Agent. Such court shall, after such notice as it may deem proper, appoint a successor Collateral Agent meeting the qualifications specified in this Section 5.8(b). The Secured Parties hereby consent to such petition and appointment so long as such criteria are met.

               (c) The resignation or removal of a Collateral Agent and the appointment of a successor Collateral Agent pursuant to this Section 5.8 shall become effective upon (i) the acceptance of the appointment as Collateral Agent hereunder by a successor Collateral Agent and (ii) the execution and delivery of such documents or instruments as are necessary to transfer to such Collateral Agent the rights and obligations of the Collateral Agent under the Collateral Document, including, without limitation, the delivery and recordation of all amendments, instruments, deed of trusts, financing statements, continuation statements and other documents necessary to maintain the perfection of the security interests held by the Collateral Agent hereunder and under the Collateral Document. Copies of each such document or instrument shall be delivered to all Secured Parties. Upon such effective appointment, the successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its rights, powers, privileges and duties under this Agreement and the Collateral Document; provided, however, that the provisions of this Section 5 shall continue to inure to the retiring Collateral Agent's benefit as to any actions taken or omitted to be taken by it in connection with its role as Collateral Agent hereunder while it was the Collateral Agent under this Agreement.

SECTION 6 Actions By The Collateral Agent.

     Section 6.1. Duties and Obligations. The duties and obligations of the Collateral Agent are only those set forth in this Agreement and in the Collateral Document.

     Section 6.2. Notification of Default. If the Collateral Agent has been notified in a writing conforming to the requirements of Section 5.4 by any Secured Party that a Default or an Event of Default has occurred, the Collateral Agent shall furnish to the Secured Parties and the Company a copy of such written notice. The failure of any Secured Party having knowledge of the occurrence of a Default or an Event of Default to notify the Collateral Agent or any Secured Party of such occurrence, however, does not constitute a waiver of such Default or Event of Default by the Secured Parties. Upon receipt of a notice conforming to the requirements of Section 5.4 from a Secured Party of the occurrence of an Event of Default, the Collateral Agent shall (in addition to the action required by the first sentence of this Section 6.2) promptly (and in any event no later than ten Business Days after receipt of such notice) issue a notice of default (a "Notice of Default") to all Secured Parties. Such Notice of Default shall indicate the nature of such Event of Default. The Notice of Default may request instructions from the Secured Parties and shall specify the date on which responses are due in order to be timely within Section 6.4.

     Section 6.3.   Exercise of Remedies. Except as otherwise provided in
Section 6.4 and Section 6.5, the Collateral Agent shall take only such actions and exercise only such remedies under the Collateral Document as are directed in written instructions delivered to the Collateral Agent as required under Section
6.4 and signed by the Required Secured Parties. In the event that the Collateral Agent shall determine in good faith that taking the actions specified in such instructions is contrary to law, it may refrain (and shall be fully protected in so refraining) from taking such action and shall promptly give notice of such fact to each of the Secured Parties. In the event that instructions received by the Collateral Agent are in its good faith judgment ambiguous or conflict with other instructions received by the Collateral Agent, the Collateral Agent (a) shall promptly notify the Secured Parties of such ambiguity or conflict and request clarifying instructions, and (b) may either (1) delay taking any such action or exercising any such remedy pending the receipt of such clarifying instructions (and shall be fully protected in so delaying) or

(2) take such actions as it is entitled to take under Section 6.5, provided that in taking such actions the Collateral Agent shall act with such care as a reasonably prudent person accords his own property.

     Section 6.4.   Instructions from Secured Parties.

               Notwithstanding anything express or implied to the contrary in the Collateral Document:

               (a) remedies and other actions to be taken under the Collateral Document or applicable law with respect to the Collateral shall be directed in writing by the Required Secured Parties (or, in the case of the requests for information and actions to be taken at the direction of the Acting Secured Parties pursuant to Section 5.2, by the Acting Secured Parties); and

               (b) if any Secured Party does not respond in a timely manner to any notice (including, without limitation, a Notice of Default) from the Collateral Agent or request for instructions within the time period specified by the Collateral Agent in such notice or request for instructions (which shall be a minimum of five Business Days), the Secured Obligations held by such Secured Party which would otherwise be included in a determination of Required Secured Parties or Acting Secured Parties, as applicable, shall not be included in the determination of Required Secured Parties or Acting Secured Parties, as applicable, for purposes of such notice or request for instructions. Any action taken or not taken without the vote of such Secured Party or Secured Parties under this Section 6.4 shall nevertheless be binding on such Secured Party or Secured Parties.

     Section 6.5. Emergency Actions. If the Collateral Agent has asked the Secured Parties for instruction and the Required Secured Parties or Acting Secured Parties, as applicable, have not yet responded to such request, the Collateral Agent shall be authorized to take, but shall not be required to take, and shall in no event have any liability for the taking, any delay in taking or the failure to take, such actions (other than any action described or permitted under Section 6.7) with regard to a Default or Event of Default which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Parties and to preserve the value of the Collateral and shall give the Secured Parties appropriate notice of such action; provided that once instructions with respect to such request have been received by the Collateral Agent from the Required Secured Parties or Acting Secured Parties, as applicable, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto.

     Section 6.6. Changes to Collateral Document. Any term of the Collateral Document may be amended, and the performance or observance by the parties to the Collateral Document of any term of the Collateral Document may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Required Secured Parties; provided, however, that any amendment or waiver pursuant to this Section 6.6 shall apply equally to the interests of all Secured Parties under the Collateral Document.

     Section 6.7. Release of Collateral. (a) Subject to Section 314(d) of the TIA (to the extent applicable) release of any Collateral by the Collateral Agent from the Lien of the

Collateral Document shall be permitted with the written consent of all of the Secured Parties; provided, however, that the written consent of any Secured Party to the release of Collateral by the Collateral Agent shall not be required, and the Lien of the Collateral Document shall automatically be released with respect to any assets that the Grantor disposes of pursuant to a disposition that is permitted under each of the Secured Agreements.

               (b) Subject to Section 314(d) of the TIA (to the extent applicable), the Collateral Agent shall provide a written release of any Lien on any Collateral if it shall have received an officer's certificate from the Company certifying that all conditions precedent to such release hereunder have been satisfied. Upon compliance with the foregoing sentence, the Collateral Agent shall execute, deliver or acknowledge any reasonably requested instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Agreement.

     Section 6.8. Other Actions. The Collateral Agent shall have the right to take such actions, or omit to take such actions, hereunder and under the Collateral Document not inconsistent with the written instructions delivered pursuant to Section 6.3 of the Required Secured Parties or otherwise not inconsistent with the terms of this Agreement, including actions the Collateral Agent deems necessary or appropriate to perfect or continue the perfection of the Liens on the Collateral for the benefit of the Secured Parties. Except as otherwise provided by applicable law, the Collateral Agent shall have no duty as to any Collateral, the collection or protection of the Collateral or any income therefrom (including any duty to ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters), nor as to the preservation of rights against prior parties, nor as to the preservation of rights pertaining to the Collateral beyond the safe custody of any Collateral in the Collateral Agent's actual possession.

     Section 6.9. Cooperation. To the extent that the exercise of the rights, powers and remedies of the Collateral Agent in accordance with this Agreement requires that any action be taken by any Secured Party, such Secured Party shall take such action and cooperate with the Collateral Agent to ensure that the rights, powers and remedies of all Secured Parties are exercised in full.

     Section 6.10.  Distribution of Proceeds of Collateral.

               (a) Upon any realization upon the Collateral, the Secured Parties agree that the proceeds thereof shall be applied (i) first, to the amounts owing to the Collateral Agent, solely in its capacity as Collateral Agent, by the Grantor or the Secured Parties pursuant to this Agreement or the Collateral Document; (ii) second, to reimburse the Secured Parties for any amounts paid under Section 5.6 hereof; (iii) third, to the payment of all amounts of accrued and unpaid interest which constitute Secured Obligations;
(iv) fourth, to all amounts of principal outstanding (or, if applicable, unpaid accreted value) in respect of the Secured Obligations; (v) fifth, to all other Secured Obligations then owing to the Secured Parties; and (vi) sixth, the balance, if any, shall be returned to the Company or such other Persons as are entitled thereto. All applications of such proceeds pursuant to clauses (ii) through (v) above shall be allocated among the Secured Parties on the basis of their respective Pro Rata Shares.

               (b) Upon the request of the Collateral Agent prior to any distribution under this Section 6.10, each Secured Party shall provide to the Collateral Agent certificates, in form and substance reasonably satisfactory to the Collateral Agent, setting forth the respective amounts referred to in
Section 6.10(a), that each such Secured Party believes it is entitled to receive.

     Section 6.11. Authorized Investments. Any and all funds held by the Collateral Agent in its capacity as Collateral Agent, whether pursuant to any provision of this Agreement or the Collateral Document, shall to the extent feasible within a reasonable time be invested by the Collateral Agent in Cash Equivalent Investments that are specified in writing by the Company; provided, however, that upon the receipt of notice of a Default or Event of Default pursuant to Section 5.4, such investment shall be invested as specified in writing by the Required Secured Parties. Prior to making such investment or to the extent it is not feasible to invest such funds in Cash Equivalent Investments, the Collateral Agent shall hold any such funds in an interest bearing account. Any interest earned on such funds shall be disbursed to the Secured Parties in accordance with Section 6.10(a). The Collateral Agent shall have no duty to place funds held and invested pursuant to this Section 6.11 in investments which provide a maximum return. The Collateral Agent shall not be responsible for any loss, fee, tax or other damages with respect to any funds invested in accordance with this Section 6.11.

     Section 6.12. Sharing of Proceeds. If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with Section 6.10(a).

SECTION 7 Bankruptcy Proceedings.

          The following provisions shall apply during any Bankruptcy Proceeding of the Grantor:

          (a) The Collateral Agent shall represent all Secured Parties in connection with all matters directly relating to the Collateral, including without limitation, use, sale or lease of Collateral, use of cash collateral, relief from the automatic stay and adequate protection. The Collateral Agent shall act on the instructions of the Required Secured Parties; provided that subject to Section 2.2, such instructions by the Required Secured Parties shall not treat any Secured Party differently with respect to its rights in the Collateral from any other Secured Party; and provided further that if action is required prior to the time such instructions are received or if the Required Secured Parties fail to give instructions with respect to any matter, the Collateral Agent shall be authorized to act, or refrain from acting, in accordance with Section 6.5.

          (b) Each Secured Party shall be free to act independently on any issue not directly relating to the Collateral, including without limitation, matters relating to appointment of a trustee, conversion of a case, filing of claims, and plans of reorganization. Each Secured Party shall give prior notice to the Collateral Agent of any such action to the extent that such notice is possible. If such prior notice is not given, such Secured Party shall give prompt notice following any such action.

SECTION 8 Miscellaneous.

     Section 8.1. Entire Agreement. This Agreement represents the entire agreement among the Collateral Agent, the Secured Parties and the Grantor in respect of the subject matter hereof.

     Section 8.2. Notices. Notices hereunder shall be given to the Secured Parties at their addresses as set forth on Schedule II hereto or at such other address as may be designated by each in a written notice to the other parties hereto.

     Section 8.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and each of the Secured Parties and their respective successors and assigns, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by and against any future holder or holders of any Secured Obligations, and the term "Secured Party" shall include any such subsequent holder of Secured Obligations, wherever the context permits.

     Section 8.4. Consents, Amendment, Waivers. All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by the Collateral Agent and all of the Secured Parties.

     Section 8.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflicts of law principles other than New York General Obligations Law Sections 5-1401 and 5-1402.

     Section 8.6. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     Section 8.7. Sale of Interest. No Secured Party will sell, transfer or otherwise dispose of any interest in the Secured Obligations unless such purchaser or transferee shall agree, in writing, to be bound by the terms of this Agreement.

     Section 8.8. Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     Section 8.9. Expenses. Without limiting the indemnification obligations of the Secured Parties to the Collateral Agent pursuant to Section 5.6, in the event of any litigation to enforce this Agreement, the prevailing party shall be entitled to its reasonable attorney's fees and expenses (including the allocated costs of in-house counsel).

     Section 8.10. Term of Agreement. This Agreement shall terminate when the conditions set forth in Section 3.4(a) have been satisfied with respect to all of the Secured Parties, or when the Collateral Agent and all of the other Secured Parties mutually agree in a writing to terminate this Agreement, whichever occurs earlier.

     Section 8.11. Obligations Several. The obligations of the Secured Parties and the Collateral Agent hereunder are several. The failure of any Secured Party or the Collateral Agent to carry out its obligations hereunder shall not relieve any other Secured Party or the Collateral Agent of any obligation hereunder, nor shall any Secured Party or the Collateral Agent be responsible for the obligations of, or any action taken or omitted by, any other Person hereunder. Nothing contained in this Agreement shall be deemed to cause any Secured Party or the Collateral Agent to be considered a partner of or joint venturer with any other Secured Party, the Collateral Agent, or the Grantor.

     Section 8.12. Trustee Status. Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the agreements set forth herein by each of the Original Trustee and the New Trustee are made solely in its capacity as trustee with respect to the Original Notes or New Notes, as applicable (and not in its individual commercial capacity, except to the extent that it is or becomes a New Holder or Original Holder). Neither the Original Trustee nor the New Trustee shall have any duties, obligations, or responsibilities to any Secured Party under this Agreement except as expressly set forth herein. Nothing in this Agreement shall be construed to operate as a waiver by the Original Trustee or the New Trustee with respect to any Grantor, any Original Holder or any New Holder, of the benefit of any exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Original Indenture or the New Indenture, and, by its acknowledgment hereof, each Grantor expressly agrees that as between it on the one hand and the Original Trustee and the New Trustee on the other hand, the Original Trustee and the New Trustee shall have such benefit with respect to all actions or omissions by the Original Trustee or the New Trustee pursuant to this Agreement. For all purposes of this Agreement, each of the Original Trustee and the New Trustee may (a) rely in good faith, as to matters of fact, on any representation of fact believed by it to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of the Company or of a Secured Party; (b) rely in good faith, as to matters of law, on any advice received from its legal counsel or an opinion of its counsel, counsel to the Company or counsel to any Secured Party, and shall have no liability for any action or omission taken in reliance thereon; and (c) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper person.

     Section 8.13. Trust Indenture Act. To the extent applicable, if any provision of this Agreement limits, qualifies or conflicts with the duties imposed on the Original Trustee, the New Trustee or the Collateral Agent by the TIA, the TIA shall control. Any action required to be taken in order to comply with the TIA shall be taken by the Original Trustee, the New Trustee and the Collateral Agent, as applicable.

          In Witness Whereof, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

                                  The Bank of New York, as Collateral Agent

                                  By: /s/ John Guiliano
                                      ------------------------------------------
                                  Name: John Guiliano
                                        ----------------------------------------
                                  Its: Vice President
                                       -----------------------------------------

                                  The Bank of New York, as Original Trustee

                                  By: /s/ John Guiliano
                                      ------------------------------------------
                                  Name: John Guiliano
                                        ----------------------------------------
                                  Its: Vice President
                                       -----------------------------------------

                                  The Bank of New York, as New Trustee

                                  By: /s/ John Guiliano
                                      ------------------------------------------
                                  Name: John Guiliano
                                        ----------------------------------------
                                  Its: Vice President
                                       -----------------------------------------

                                  General Motors Corporation

                                  By:/s/ R. J. Harries
                                     -------------------------------------------
                                  Name: R. J. Harries
                                       -----------------------------------------
                                  Its:
                                      ------------------------------------------

                                  OnStar Corporation

                                  By: /s/ Kenneth D. Enborg
                                     -------------------------------------------
                                  Name:   Kenneth D. Enborg
                                       -----------------------------------------
                                  Its: Vice President and General Counsel
                                      ------------------------------------------


                                  SF CAPITAL PARTNERS, LTD, a British Virgin
                                  Islands Company


                                  By:      /s/ Brian H. Davidson
                                     -------------------------------------------
                                  Name:  Brian H. Davidson
                                         ---------------------------------------
                                  Its:  Authorized Signatory
                                        ----------------------------------------


                                         /s/ A.R. Sanchez, Jr.
                                  ----------------------------------------------
                                  A.R. Sanchez, Jr.


                                  PRISM PARTNERS I, L.P.
                                  By Weintraub Capital Management LLC, its
                                  Investment Manager

                                  By:     /s/ Jerald Weintraub
                                     -------------------------------------------
                                  Name:  Jerald Weintraub
                                         ---------------------------------------
                                  Its:  Managing Partner
                                        ----------------------------------------


                                  PRISM PARTNERS OFFSHORE FUND
                                  By Weintraub Capital Management LLC, Its
                                  Investment Manager


                                  By:      /s/ Jerald Weintraub
                                     -------------------------------------------
                                  Name:  Jerald Weintraub
                                         ---------------------------------------
                                  Its:  Managing Partner
                                        ----------------------------------------

                                  PRISM PARTNERS II OFFSHORE FUND
                                  By Weintraub Capital Management LLC, its
                                  Investment Manager

                                  By:      /s/ Jerald Weintraub
                                     -------------------------------------------
                                  Name:  Jerald Weintraub
                                         ---------------------------------------
                                  Its:  Managing Partner
                                        ----------------------------------------


                                  HUGHES ELECTRONICS CORPORATION

                                  By:      /s/ Patrick T. Doyle
                                     -------------------------------------------
                                  Name:  Patrick T. Doyle
                                         ---------------------------------------
                                  Its:  Vice President, Treasurer and Controller
                                        ----------------------------------------


                                           /s/ Micahel W. Harris
                                  ----------------------------------------------
                                  Michael W. Harris


                                           /s/ John Dealy
                                  ----------------------------------------------
                                  John Dealy

                                  COLUMBIA CAPITAL EQUITY PARTNERS II
                                    (QP), L.P.
                                  By Columbia Capital Equity Partners III, L.P.,
                                     its General Partner

                                  By:      /s/ James B. Fleming, Jr.
                                     -------------------------------------------
                                  Name: James B. Fleming, Jr.
                                        ----------------------------------------
                                  Its: Vice President
                                       -----------------------------------------

                                  COLUMBIA CAPITAL EQUITY PARTNERS III
                                    (QP), L.P.
                                  By Columbia Capital Equity Partners III, L.P.,
                                     its General Partner


                                  By:      /s/ James B. Fleming, Jr.
                                     -------------------------------------------
                                  Name: James B. Fleming, Jr.
                                        ----------------------------------------
                                  Its: Vice President
                                       -----------------------------------------


                                  COLUMBIA XM RADIO PARTNERS, LLC
                                  By Columbia Capital L.L.C., its Managing
                                     Member

                                  By:      /s/ James B. Fleming, Jr.
                                     -------------------------------------------
                                  Name: James B. Fleming, Jr.
                                        ----------------------------------------
                                  Its: Vice President
                                       -----------------------------------------


                                  COLUMBIA XM SATELLITE PARTNERS III,
                                     LLC

                                  By:      /s/ James B. Fleming, Jr.
                                     -------------------------------------------
                                  Name: James B. Fleming, Jr.
                                        ----------------------------------------
                                  Its: Vice President
                                       -----------------------------------------


                                  BLACK BEAR FUND I, L.P., a California
                                     Limited Partnership
                                  By Eastbourne Capital Managment, L.L.C., its
                                     general partner


                                  By:      /s/ Eric. M. Sippel
                                     -------------------------------------------
                                  Name:  Eric M. Sippel
                                         ---------------------------------------
                                  Its: Chief Operating Officer
                                       -----------------------------------------

                                  BLACK BEAR FUND II, L.L.C., a California
                                     limited liability company

                                  By Eastbourne Capital Managment, L.L.C., its
                                     manager

                                  By:      /s/ Eric. M. Sippel
                                     -------------------------------------------
                                  Name:  Eric M. Sippel
                                         ---------------------------------------
                                  Its: Chief Operating Officer
                                       -----------------------------------------


                                  BLACK BEAR OFFSHORE MASTER
                                     FUND LIMITED, a Cayman Islands
                                     exempted company
                                  By Eastbourne Capital Managment, L.L.C., its
                                     investment adviser and attorney in fact


                                  By:      /s/ Eric. M. Sippel
                                     -------------------------------------------
                                  Name:  Eric M. Sippel
                                         ---------------------------------------
                                  Its: Chief Operating Officer
                                       -----------------------------------------


                                  AMERICAN HONDA MOTOR CO., INC., a
                                     California corporation

                                  By:      /s/ Thomas G. Elliott
                                     -------------------------------------------
                                  Name:  Thomas G. Elliott
                                         ---------------------------------------
                                  Its:  Executive Vice President
                                        ----------------------------------------


                                  AVDAN PARTNERS, L.P.


                                  By:     /s/ Mark B. Friedman
                                     -------------------------------------------
                                  Name:       Mark B. Friedman, President
                                              MBF Capital Management, Inc.
                                              Its Managing General Partner


                                           /s/ Paul Greenwald
                                  ----------------------------------------------
                                  Paul Greenwald

                                  AEA XM Investors IA LLC
                                  By: XM Investors IA LP,
                                      its Sole Member
                                      By: AEA XM Investors Inc.,
                                          its General Partner

                                          By:   /s/ Christine J. Smith
                                              --------------------------
                                               Christine J. Smith
                                               Vice President


                                  AEA XM Investors IIA LLC
                                  By: XM Investors IIA LP,
                                      its Sole Member
                                      By: AEA XM Investors Inc.,
                                          its General Partner

                                          By:   /s/ Christine J. Smith
                                              --------------------------
                                               Christine J. Smith
                                               Vice President


                                  BAYSTAR CAPITAL II, L.P., a Delaware limited
                                    partnership
                                  By BayStar Capital Management, LLC, its
                                    general partner

                                  By:    /s/ Lawrence Goldfarb
                                         -------------------------------
                                  Name:  Lawrence Goldfarb
                                  Title: Managing Member


                                  BAYSTAR INTERNATIONAL II, Ltd., a British
                                     Virgin Islands exempt company
                                  By BayStar Capital Management, LLC., its
                                     investment manager

                                  By:    /s/ Lawrence Goldfarb
                                         -------------------------------
                                  Name:  Lawrence Goldfarb
                                  Title: Managing Member


                                  ROYAL BANK OF CANADA


                                  By its agent, RBC
                                  Dominion Securities Corporation


                                  By:    /s/ Steven C. Milke
                                     -----------------------------------
                                  Name: Steven C. Milke
                                  Title: Managing Director


                                  By:    /s/ Richard J. Tavoso
                                     -----------------------------------
                                  Name:  Richard J. Tavoso
                                  Title: Managing Director


                                  EVEREST CAPITAL MASTER FUND L.P.
                                  By Everest Capital Limited, its general
                                  partner

                                  By:    /s/ Malcolm Stott
                                         -------------------------------
                                  Name:  Malcolm Stott
                                  Title: Chief Operating Officer

                                  BY: /s/ Eric Graham
                                      ----------------------------------
                                  ERIC GRAHAM
                                  PRINCIPAL


                                  EVEREST CAPITAL SENIOR DEBT FUND L.P.
                                  By Everest Capital Limited, its general
                                  partner

                                  By:    /s/ Malcolm Stott
                                         -------------------------------
                                  Name:  Malcolm Stott
                                  Title: Chief Operating Officer

                                  BY: /s/ Eric Graham
                                      ----------------------------------
                                  ERIC GRAHAM
                                  PRINCIPAL

                                   /s/ George Haywood
                                  --------------------------------------
                                  GEORGE HAYWOOD


                                  HEARST COMMUNICATIONS, INC., a
                                     Delaware corporation


                                  By:    /s/ Kenneth A. Bronfin
                                         -------------------------------
                                  Name:  Kenneth A. Bronfin
                                  Title: President, Hearst Interactive Media,
                                          a division of Hearst Communications,
                                          Inc.


                                  SUPERIUS SECURITIES GROUP, INC.
                                  MONEY PURCHASE PLAN


                                  By:    /s/ James Hudgins
                                         -------------------------------
                                  Name:  James Hudgins
                                  Title: Trustee


                                  US TRUST COMPANY


                                  By:    /s/ David Williams
                                         -------------------------------
                                  Name:  David J. Williams
                                  Title: Managing Director

                                  NEERA SINGH and RAJENDRA SINGH JTWROS

                                        /s/ Neera Singh
                                  --------------------------------------

                                        /s/ Rajendra Singh
                                  --------------------------------------

                                  HERSH RAJ SINGH EDUCATIONAL TRUST
                                  By:

                                        /s/ Neera Singh
                                  --------------------------------------
                                  Name:  Neera Singh
                                  Title: Trustee

                                        /s/ J. T. Westermeier
                                  --------------------------------------
                                  Name:  J. T. Westermeier
                                  Title: Co-Trustee

                                  SAMIR RAJ SINGH EDUCATIONAL TRUST
                                  By:

                                        /s/ Neera Singh
                                  --------------------------------------
                                  Name:  Neera Singh
                                  Title: Trustee

                                        /s/ J. T. Westermeier
                                  --------------------------------------
                                  Name:  J. T. Westermeier
                                  Title: Co-Trustee

The undersigned hereby acknowledges and agrees to the foregoing Agreement.

                                  XM Satellite Radio Inc.

                                  By: /s/ Joseph M. Titlebaum
                                      ------------------------------------------
                                  Name: Joseph M. Titlebaum
                                        ----------------------------------------
                                  Its: Senior Vice President, General Counsel
                                       and Secretary
                                       -----------------------------------------

                                   SCHEDULE I

                          CONVERTIBLE NOTES NOTEHOLDERS

AEA XM Investors IA LLC

AEA XM Investors IIA LLC

Columbia Capital Equity Partners II (QP), L.P.

Columbia XM Radio Partners, LLC

Columbia Capital Equity Partners III (QP), L.P.

Columbia XM Satellite Partners III, LLC

Hughes Electronics Corporation

Black Bear Fund I, L.P.

Black Bear Fund II, L.L.C.

Black Bear Offshore Master Fund Limited

George Haywood

Hearst Communications, Inc.

BayStar Capital II, L.P.

BayStar International II, Ltd.

American Honda Motor Co., Inc.

Superius Securities Group, Inc. Money Purchase Plan

John Dealy

Avdan Partners, L.P.

Michael W. Harris

Paul Greenwald

SF Capital Partners, Ltd.

Neera Singh and Rajendra Singh JTWROS

Hersh Raj Singh Educational Trust

Samir Raj Singh Educational Trust

Royal Bank of Canada

A.R. Sanchez, Jr.

Everest Capital Master Fund L.P.

Everest Capital Senior Debt Fund L.P.

Prism Partners I, L.P.

Prism Partners Offshore Fund

Prism Partners II Offshore Fund

U.S. Trust Company

                                   SCHEDULE II

                                NOTICE ADDRESSES

AEA
  AEA XM Investors IA LLC
  c/o AEA Investors Inc.
  65 E 55th Street
  New York, New York 10022
  Attention: General Counsel
  Fax: 212-702-0518

  AEA XM Investors IIA LLC
  c/o AEA Investors Inc.
  65 E 55th Street
  New York, New York 10022
  Attention: General Counsel
  Fax: 212-702-0518

Columbia Capital
  Columbia Capital Equity Partners II (QP), L.P.
  c/o Columbia Capital, LLC
  201 North Union Street, Suite 300
  Alexandria, VA 22314
  Attention: James B. Fleming
  Fax: 703-519-5870

  Columbia XM Radio Partners, LLC
  c/o Columbia Capital, LLC
  201 North Union Street, Suite 300
  Alexandria, VA 22314
  Attention: James B. Fleming
  Fax: 703-519-5870

  Columbia Capital Equity Partners III (QP), L.P.
  c/o Columbia Capital, LLC
  201 North Union Street, Suite 300
  Alexandria, VA 22314
  Attention: James B. Fleming
  Fax: 703-519-5870

  Columbia XM Satellite Partners III, LLC
  c/o Columbia Capital, LLC
  201 North Union Street, Suite 300
  Alexandria, VA 22314
  Attention: James B. Fleming
  Fax: 703-519-5870

  Hughes Electronics Corporation
  200 N. Sepulveda Boulevard
  El Segundo, California 90245
  Attention: Graham Jenner
  Fax: 310-640-1734

  Eastbourne Capital Management, L.L.C.
    Black Bear Fund I, L.P.
    c/o Eastbourne Capital Management, L.L.C.
    1101 Fifth Avenue, Suite 160
    San Rafael, California 94901
    Attention:  Eric M. Sippel, Chief Operating Officer
    Fax: 415-448-1246

    Black Bear Fund II, L.L.C.
    c/o Eastbourne Capital Management, L.L.C.
    1101 Fifth Avenue, Suite 160
    San Rafael, California 94901
    Attention:  Eric M. Sippel, Chief Operating Officer
    Fax: 415-448-1246

    Black Bear Offshore Master Fund Limited
    c/o Eastbourne Capital Management, L.L.C.
    1101 Fifth Avenue, Suite 160
    San Rafael, California 94901
    Attention:  Eric M. Sippel, Chief Operating Officer
    Fax: 415-448-1246

  George Haywood
  c/o Cronin & Vris, LLP
  380 Madison Avenue
  24th Floor
  New York, New York 10017
  Fax: 718-832-8292

  Hearst Communications, Inc.
  c/o Hearst Interactive Media
  959 Eighth Avenue
  New York, New York 10019
  Attn: President, Hearst Interactive Media
  Fax: 212-582-7739

  BayStar Group
    BayStar Capital II, LP
    c/o BayStar Capital Management, LLC
    80 E. Sir Francis Drake Blvd., Suite 2B
    Larkspur, California 94939
    Fax: 415-834-4681

    BayStar International II, Ltd.
    c/o BayStar Capital Management, LLC
    80 E. Sir Francis Drake Blvd., Suite 2B
    Larkspur, California 94939
    Fax: 415-834-4681

  American Honda Motor Co., Inc.
  1919 Torrance Blvd.
  Torrance, California 90501-2746
  Attention: Shinichi Sakamoto
  Fax: 310-783-2210

  Superius Securities Group, Inc. Money Purchase Plan
  94 Grand Ave.
  Englewood, New Jersey 07631
  Fax: 201-568-9392

  John Dealy
  c/o XM Satellite Radio Holdings Inc.
  1500 Eckington Place, NE
  Washington, District of Columbia 20002-2194
  Fax: 202-380-4534

  Avdan Partners, L.P.
  100 Shoreline Highway, Suite 185-A
  Mill Valley, California 94941
  Fax: 415-239-3946

  Michael W. Harris
  c/o Harris & Panels
  120 East Washington Street
  Suite 511
  Syracuse, New York 13202
  Fax: 315-472-2481

  Paul Greenwald
  c/o Harris & Panels
  120 East Washington Street
  Suite 511
  Syracuse, New York 13202

  Fax: 315-472-2481

  SF Capital Partners, Ltd.
  c/o Staro Asset Management, LLC
  3600 South Lake Drive
  St. Francis, Wisconsin 53235
  Attention:  Brian H. Davidson
  Fax: 414-294-4416

  Neera Singh and Rajendra Singh JTWROS
  7925 Jones Branch Drive
  Suite 6400
  McLean, Virginia 22102
  Attn: General Counsel
  Fax: 703-873-4501

  Hersh Raj Singh Educational Trust
  7925 Jones Branch Drive
  Suite 6400
  McLean, Virginia 22102
  Attn: General Counsel
  Fax: 703-873-4501

  Samir Raj Singh Educational Trust
  7925 Jones Branch Drive
  Suite 6400
  McLean, Virginia 22102
  Attn: General Counsel
  Fax: 703-873-4501

  A.R. Sanchez, Jr.
  1920 Sandman
  Laredo, Texas 78041
  Fax: 956-722-1017

  The Bank of New York
  101 Barclay Street, Floor 8 West
  New York, NY  10286
  Telecopier No.:  (212) 815-3272
  Attention: Corporate Trust Administration

  General Motors Corporation
  c/o General Motors Corporation
  100 Renaissance Center
  Detroit, MI 48265-1000
  Fax No.: 313-665-4978
  Attention: General Counsel

  OnStar Corporation
  c/o General Motors Corporation
  100 Renaissance Center
  Detroit, MI 48265-1000
  Fax No.: (313) 665-4978
  Attention: General Counsel

  Royal Bank of Canada
  c/o RBC Dominion Securities Corporation
  165 Broadway
  One Liberty Plaza
  New York, NY 10006
  Attention: Michael Frommer
  Fax 212-858-7439

  Everest Capital Master Fund LP
  c/o Everest Capital Limited
  The Bank of Butterfield Building, 6th floor
  65 Front Street
  Hamilton HM 12, Bermuda
  Fax No.: (441) 292-2285

  Everest Capital Senior Debt Fund LP
  c/o Everest Capital Limited
  The Bank of Butterfield Building, 6th floor
  65 Front Street
  Hamilton HM 12, Bermuda
  Fax No.: (441) 292-2285

  Prism Partners Offshore Fund
  c/o Weintraub Capital Management LLC
  44 Montgomery Street, Suite 4100
  San Francisco, CA 94104

  Prism Partners I, L.P.
  c/o Weintraub Capital Management LLC
  44 Montgomery Street, Suite 4100
  San Francisco, CA 94104

  Prism Partners II Offshore Fund
  c/o Weintraub Capital Management LLC
  44 Montgomery Street, Suite 4100
  San Francisco, CA 94104

  U.S. Trust Company
  P.O. Box 200
  Essex, Connecticut 06426

                                    Exhibit A
                                       TO
                             Intercreditor Agreement

                                     FORM OF

                        JOINDER BY ADDITIONAL CREDITOR[S]

          Pursuant to Section 3.5 of the Intercreditor and Collateral Agency Agreement (FCC License Subsidiary Pledge Agreement), dated as of January 28, 2003, by and among the Noteholders named in Schedule I thereto, The Bank of New York, as New Trustee, The Bank of New York, as Original Trustee, General Motors Corporation, OnStar Corporation and The Bank of New York, as Collateral Agent (the "Agreement"), the undersigned hereby acknowledge[s] and agree[s] to the Agreement (capitalized terms used herein having the respective meanings assigned thereto in the Agreement) and execute[s] and deliver[s] this joinder to the Agreement and agree[s] to become a party thereto with all the rights, benefits and obligations of a Secured Party thereunder as of the date hereof. Without limiting the foregoing, the undersigned hereby represent[s] and warrant[s] to the other parties to the Agreement to the effect set forth in Section 3.2(a) of the Agreement.

          The undersigned [has] [have] entered into the following facility with the Company [insert description of Additional Facility].

          The undersigned's address for notices under the Agreement is as follows:

Dated: _______________

                                     [ADDITIONAL CREDITOR(S)]


                                     By
                                        ----------------------------------------
                                        Its
                                            ------------------------------------